EXHIBIT 10.2

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (“Agreement”) is made as of the 15 day of January, 2009, by and between John Spencer, Derrick Waldman and Louis Waldman  ( collectively the “Sellers”) and Allhomely International Limited (“Purchaser”), as to two million two hundred thousand (2,200,000) restricted shares, of Promodoeswork.com Inc., a Nevada corporation.

RECITALS

WHEREAS, the Sellers are the owners of two million two hundred thousand (2,200,000) restricted shares of common stock (the “Shares”) of Promodoeswork.com Inc., a Nevada corporation (the "Company"); and

WHEREAS, John Spencer owns one hundred thousand (100,000) of the Shares, Derrick Waldman owns one hundred thousand (100,000) of the Shares, and Louis Waldman owns two million (2,000,000) of the Shares; and

WHEREAS, the Sellers propose to sell to the Purchaser all of the Shares currently owned by the Sellers by and according to the terms set forth herein.

NOW THEREFORE, In consideration of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	PURCHASE, SALE AND CLOSING

1.1                    The Seller hereby agrees to sell, assign, transfer and deliver to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the Shares for the purchase price of  Eighty Seven Thousand Five Hundred  U.S. Dollars ($87,500.00) (the "Purchase Price").  The full amount of the Purchase Price shall be delivered U.S. Dollars, by wire transfer to an escrow account established with Andrew J Befumo, PLLC, (“Escrow Agent”).

1.2                    Closing.  The closing (“Closing”) of the transactions contemplated hereby will occur on, or, before the15 day of  January, 2009 (the “Closing Date”).

2.	REPRESENTATIONS AND WARRANTIES OF THE SELLER

2.1                    The Seller warrants, covenants and represents to the Purchaser that:

(d)
immediately prior to and at the Closing, the Seller shall be the legal and beneficial owner of the Purchased Shares and on the Closing Date, the Seller shall transfer to the Purchaser the Purchased Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(e)
the Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby; and

(f)	as of the Closing Date the Seller shall not be indebted to the Company and the Company shall not be indebted to the Seller;

(g)	the Seller does not now, nor will it prior to or on the Closing Date, own, either directly or indirectly, or exercise direction or control over any common shares of the Company other than the Shares;

(h)	the Seller agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement; and

3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1                    The Purchaser represents and warrants to the Seller that the Purchaser:

(i)	has the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated;

(j)
understands and agrees that offers and sales of any of the Purchased Shares prior to the expiration of a period of one year after the date of completion of the transfer of the Purchased Shares (the "Restricted Period") as contemplated in this Agreement shall only be made in compliance with the safe harbor provisions set forth in Rule 144, or pursuant to the registration provisions of the Securities Act or pursuant to an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom; and

(k)
is acquiring the Purchased Shares for the Purchaser's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Purchased Shares

3.2	The Purchaser agrees not to engage in hedging transactions with regard to the Purchased Shares accept in compliance with the Securities Act.

4.	MISCELLANEOUS

4.1                    The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

4.2                    Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States dollars.

4.3                    There are no representations, warranties, collateral agreements, or conditions concerning the subject matter of this Agreement except as herein specified.

4.4                    This Agreement will be governed by and construed in accordance with the laws of the State of NEVADA. The parties hereby attorn to the jurisdiction of the courts Clark County, NEVADA with respect to any legal proceedings arising from this Agreement.

4.5                    The representations and warranties of the parties contained in this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and shall continue in full force and effect for a period of one year as measured from the date hereof.

4.6                    This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.7                    Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

SELLER:

/s/ John Spencer /s/

/s/ Derrick Waldman /s/

/s/ Louis Waldman /s/

PURCHASER:

Allhomely International Limited

/s/ Jan Panneman /s/
Jan Panneman Director, Changda International Ltd.
obo Allhomely International Limited